Exhibit 99.j(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 8, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of RS Core Equity VIP Series, RS S&P 500 Index VIP Series, RS Asset Allocation VIP Series, RS High Yield Bond VIP Series, RS Low Duration Bond VIP Series, RS Large Cap Value VIP Series, RS Partners VIP Series, RS International Growth VIP Series, RS Emerging Markets VIP Series, RS Small Cap Core Equity VIP Series, RS Investment Quality Bond VIP Series, and RS Money Market VIP Series (formerly, RS Cash Management VIP Series), which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California
April 25, 2007